Exhibit 99.1

Faraday Future Founder and Global CEO YT Jia Shares Weekly Investor Update: FF’s

Largest-Ever 23-Unit Robot Order Marks Another Step Toward Becoming a

Pathbreaker and Driving Force in the Global B2C Robotics Market

●	FF has entered a strategic partnership with Sequoia Education Center, a leading K–12 education group in North America and signed a sales contract for 23 FF EAI robots. The two parties will work closely together on K–12 robotics curriculum development, robotics education, teacher training, youth developer programs, and other areas.

●	FF has delivered a Master humanoid robot to a well-known medical institution in Los Angeles, the first real-world implementation of FF’s EAI robots in a healthcare use case.

●	On May 22nd, FF successfully held its annual stockholders’ meeting, with all proposals receiving roughly 80% approval support.

Los Angeles, CA (May 25, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today shared a weekly business update from YT Jia, Founder and Global CEO of FF.

“Welcome to Week 56 of our weekly report. First, I’d like to share two business updates, along with a piece of good news on the capital front. The first major update on EAI Devices: FF has entered into a strategic partnership with Sequoia Education Center, a leading K–12 education group in North America and signed a sales contract for 23 FF EAI robots. The two parties will work closely together on K–12 robotics curriculum development, robotics education, teacher training, youth developer programs, and other areas. This partnership is significant on four levels:

1. Sequoia Education Center is the third educational institution we have signed with recently. This partnership creates a dual entry point into both B2B educational institutions and B2C family education. It will help FF become a pathbreaker, ecosystem builder, mass-adoption driver, and leader in the global B2C robotics market and its real-world use cases. It also positions FF as a trailblazer and driving force behind the world’s first robotics education ecosystem serving both B2B educational institutions and B2C family education.

2. The 23-unit order is FF’s largest sales order to date for humanoid and bionic robots, helping us move steadily toward our sales target for the first delivery season.

3. By becoming an FF Par (FF Partner) and leveraging Sequoia Education Center’s full-cycle education service system, both parties will jointly expand FF’s reach among B2C users in education use cases and accelerate the entry of EAI robots into the physical world and real life.

4. Sequoia Education Center has also become our developer partner and joined our open-source and open developer platform. Together, we will support the growth of three types of developers, especially by bringing more Young Developers into our developer ecosystem, and help bring FF’s open-source and open developer platform to life first in education use cases.

Next, we will continue to expand this model and replicate it across key U.S. states, accelerating the implementation of our Three-in-One strategy. The second major update on EAI Devices: FF has delivered our Master humanoid robot to a well-known medical institution in Los Angeles, the first real-world implementation of our EAI robots in a healthcare use case. This represents another step in FF EAI robots’ steady expansion into higher-barrier, higher-value verticals such as healthcare, and further validates the tremendous potential of humanoid robots in real, must-have use cases in the U.S.

The collaboration between FF AI-Robotics and RobotShop is progressing smoothly. We welcome everyone to visit our storefront on RobotShop and place orders for FF’s EAI robotic products. At the same time, both parties are actively exploring deeper strategic cooperation opportunities. In addition, several major mainstream e-commerce platforms in North America have proactively expressed interest in partnering with us on robotics sales, and related discussions are also moving forward positively.

Here’s another piece of great news: on May 22, FF successfully held its annual stockholders’ meeting, with all proposals receiving roughly 80% approval support. I want to sincerely thank all of our stockholders for their continued support and for their recognition in our EAI robotics and EAI vehicle strategies, the business direction, and our new leadership team. We remain fully committed to our “Stockholder First” principle, and our goal of maximizing long-term stockholder value.

Now let’s move to EAI Brain & the Open Source and Open Developer Platform.

The EAI Brain and Skills ecosystem continue to evolve. To date, we have developed dozens of Skills—some created in-house and others by third-party developers—covering a range of scenarios including education, security, reception and guided tours, and companion services.

We believe every industry will eventually have its own specialized professional robots. We’re building what we call a “Robot Vocational Academy” — combining different hardware configurations, EAI Agents, and Skills packages tailored for different real-world roles and applications. Starting next week, we’ll be introducing and demonstrating our various in-house developed Skills. Stay tuned!

The foundational infrastructure of our developer platform is nearly complete, and our goal is to make robot development as easy as developing mobile apps. The platform will include six major developer tools. Two of them are already completed: BrainBlocks, a block-based programming tool designed for K–12 student developers, and EAI Soul, a language engine designed to shape robot personality and conversational style. The remaining tools will begin rolling out later this month, and we’ll be sharing more details very soon.

Finally, a quick update on our EAI Data Factory. Data collection and training efforts are continuing to move forward across multiple categories. We currently divide our data into four major types: simulation data, embodiment-free data, real-world teleoperation data, and real-world autonomous robot data. Our decentralized real-world robot data upload software has already been integrated, and testing is currently underway. We expect to complete our first decentralized collection of real-world robot data sometime in June. That’s all for this week. See you next week!”

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a Three-in-One ecosystem of “Device, Data, EAI Brain & Open-Source and Open Platform,” FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding potential future legal actions against alleged illegal market manipulation or similar improper activities, and FF’s entry into the embodied AI robotics market and robotics deliveries and development, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to timely regain compliance with Nasdaq’s minimum bid requirement; the Company’s common stock will be suspended from trading on Nasdaq if it’s closing price is $0.10 or less for 10 consecutive trading days; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the willingness of convertible debt investors to fund the Company while it lacks sufficient share capital for conversions; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the Company’s reliance on a single OEM for most of its robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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